Exhibit 3.2

AMENDED
AND
RESTATED
BYLAWS
OF
ION GEOPHYSICAL CORPORATION
AS AMENDED THROUGH JULY 7, 2021

ARTICLE I
Offices

Section 1. Registered Office. The registered office of the corporation shall be in the city of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other place or places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
Meeting of Stockholders

Section 1. Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without of the State of Delaware, or, if so determined by the board of directors in its sole discretion, at no place (but rather by means of remote communication) as the board of directors shall designate and as shall be stated in the notice of the meeting.

Section 2. Annual Meetings. An annual meeting of the stockholders will be held at such time as may be determined by the board of directors, at which meeting the stockholders shall elect a board of directors, and transact such other business as may properly be brought before such meeting pursuant to these bylaws and applicable law.

Section 3. Notice of Annual Meetings. Notice of the annual meeting, stating the place, if any, date, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting in accordance with applicable law, by or at the direction of the chairman of the board, the chief executive officer, the secretary, or other officer or person calling the meeting at the direction of the board, to each stockholder of record entitled to vote at the meeting. Notice to stockholders may be given by a form of electronic transmission if consented to by the stockholders to whom the notice is given. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the address for such stockholder as it appears on the stock transfer books of the corporation, with the postage thereto prepaid.

Section 4. Special Meetings. Special meetings of the stockholders of the corporation for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called only by the board of directors pursuant to a resolution approved by a majority of the whole board of directors or a committee designated for such purpose by the board of directors. Such resolution shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the resolution. The board of directors or, in the absence of action by the board of directors, the chairman of the board shall have the power to determine the date, time and place for any special meeting of stockholders. Following such determination, it shall be the duty of the secretary to cause notice to be given to the stockholders entitled to vote at such meeting, that a meeting will be held at the place, if any, time and date and in accordance with the record date determined by the board of directors or the chairman of the board.

Section 5. Notice of Special Meetings. Notice of a special meeting, stating the place, if any, date, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the meeting in accordance with applicable law, by or at the direction of the chairman of the board, the chief executive officer, the secretary, or other officer or person calling the meeting at the direction of the board of directors, to each stockholder of record entitled to vote at the meeting. Notice to stockholders may be given by a form of electronic transmission if consented to by the stockholders to whom the notice is given. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the address for such stockholder as it appears on the stock transfer books of the corporation, with the postage thereto prepaid.

Section 6. Quorum. The holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Shares of stock will be counted toward a quorum if they are either (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. The chair of the meeting shall have the power and the duty to determine whether a quorum is present at any stockholder meeting.

Section 7. Conduct of Meetings. Meetings of stockholders shall be presided over by the chairman of the board of directors or by another chair designated by the board of directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except inconsistent with such rules and regulations as adopted by the board of directors, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) voting procedures and (vi) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. Adjournment of Meeting. Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place, if applicable. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place, if any, thereof and the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the time, date and place, if any, of the adjourned meeting are not announced at the meeting at which the adjournment is taken, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, then the secretary shall give notice of the adjourned meeting as provided in Section 3 or Section 5 of this Article II, as appropriate, not less than ten (10) days prior to the date of the adjourned meeting.

Section 9. New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the board of directors or (b) by a stockholders of the corporation who complies with the procedures set forth in this Section 9. For new business or any proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given proper and timely notice thereof in writing to the secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the date that is 120 days prior to the first anniversary of the date the corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, the beneficial owner, if any, on whose behalf the proposal is made and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on such dates, (d) a representation that the stockholder is and will continue to be a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (e) any material interest of the stockholders in such proposal, and (f) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The board of directors may reject any stockholder proposal not made strictly in accordance with the terms of this Section. Alternatively, if the board of directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with the terms of this section and, if he should so determine, he shall so declare at the annual meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. Notwithstanding the foregoing provisions of this Section 9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the corporation’s certificate of incorporation.

Section 10. Voting. Except as otherwise provided in the certificate of incorporation or any certificate of designation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the corporation held by him and registered in his name on the books of the corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the corporation, shall not be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including, but not limited to, its own stock held by it in a fiduciary capacity. Any vote by the stockholders of the corporation may be given at any meeting of stockholders by the stockholder entitled thereto, in person or by his proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the votes cast by stockholders in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these bylaws, the certificate of incorporation or the General Corporation Law of the State of Delaware. In determining the number of votes cast for and against a proposal, shares abstaining from voting on a matter (including withholding votes in connection with elections) will not be treated as a vote for or against the proposal. A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote “for” the management’s position. Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class. The vote on any question need not be by written ballot. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 11. List of Stockholders. It shall be the duty of the secretary or other officers of the corporation who shall have charge of its stock ledger, either directly or through another officer of the corporation designated by him or through a transfer agent appointed by the board of directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12. Inspectors of Votes. The chairman shall appoint one or more inspectors to act at each meeting of the stockholders, unless the board of directors shall have theretofore made such appointments. Each inspector of votes shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes at the meeting with strict impartiality and according to the best of his ability. Such inspectors of votes shall (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at the meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. An inspector of votes need not be a stockholder of the corporation, and any officer of the corporation may be an inspector of votes on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

Section 13. Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the board of directors may be cancelled, by resolution of the board of directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III
Board of Directors

Section 1. Powers. The business and affairs of the corporation shall be managed by its board of directors, which shall have and may exercise all powers of the corporation and take all lawful acts as are not by statute, the certificate of incorporation or these bylaws directed or required to be exercised or taken by the stockholders.

Section 2. Number and Qualification. The number of directors that shall constitute the whole board of directors shall be determined, from time to time, only by resolution of the board of directors but shall be no fewer than three (3) nor more than fifteen (15).

Section 3. Election and Term of Office.

Commencing at the annual meeting of stockholders held in calendar year 2022, each director shall be elected for a term of one year and shall hold office until the next succeeding annual meeting; provided, however, each director elected at the annual meeting of stockholders in calendar year 2020 shall hold that office until the annual meeting of stockholders in calendar year 2023 and each director elected at the annual meeting of stockholders in calendar year 2021 shall hold that office until the annual meeting of stockholders in calendar year 2024. In all cases, each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the corporation, effective at the time specified therein or, if not specified, immediately upon its receipt by the corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

Section 5. Nominations. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 5 shall be eligible for election as directors of the corporation.

Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders only (1) by or at the direction of the board of directors or (2) by any stockholder of record of the corporation entitled to vote for the election of directors at the meeting at the time notice is given pursuant to this Section 5 and who complies with the notice procedures set forth in this Section 5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation (y) for annual meetings of stockholders, not later than the close of business on the one hundred twentieth day prior to the first anniversary of the date the corporation’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting, or (z) for special meetings at which the board of directors has determined that directors shall be elected, not later than the close of business on the one hundred twentieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Notwithstanding anything in the third sentence of this paragraph to the contrary, in the event the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred twenty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice required by this Section 5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a new stockholder’s notice as described in this Section 5. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address, as they appear on the corporation’s books, of such stockholder and of such beneficial owner, (B) the class and number of shares of the corporation which are beneficially and of record owned by such stockholder and such beneficial owner, and (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination. The corporation may require any person nominated for election as a director to furnish to the secretary of the corporation such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

Except as otherwise provided by law, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 5, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 6. Vacancies. Except as otherwise provided by statute or the certificate of incorporation, any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall hold office until the next succeeding annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal from office.

Meetings of the Board of Directors

Section 7. Time and Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, at such time and places as it determines.

Section 8. Annual Meetings. The annual meeting of each newly elected board of directors may be held at a time convenient to the board of directors. The first meeting of each newly elected board of directors may be held immediately following the annual meeting of stockholders, and if so held, no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 9. Regular Meetings — Notice. Regular meetings of the board of directors may be held without notice.

Section 10. Special Meetings — Notice. Special meetings of the board of directors may be called by the chairman of the board, chief executive officer or any two directors on not less than 15 hours’ notice to each director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless or other form of recorded communication, or if he shall be present at the meeting. The purpose or purposes of any special meeting will be specified in the notice relating thereto.

Section 11. Quorum and Manner of Acting. At all meetings of the board of directors, fifty percent (50%) of the directors at the time in office (but not less than one-third of the whole board of directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation, or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Remuneration. Unless otherwise expressly provided by resolution adopted by the board of directors, none of the directors shall, as such, receive any stated remuneration for his services; but the board of directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the corporation, either as his annual remuneration as such director or member of any committee of the board of directors or as remuneration for his attendance at each meeting of the board of directors or any such committee. The board of directors may also likewise provide that the corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving remuneration therefor.

Section 13. Committees How Constituted and Powers. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board of directors and not prohibited by law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. At any meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 14. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the board of directors thereof when requested by the board of directors.

General

Section 15. Actions Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or record of electronic transmission are filed with the minutes of proceedings of the board of directors or the committee.

Section 16. Presence at Meetings by Means of Communications Equipment. Members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting conducted pursuant to this section shall constitute presence in person at the meeting.

Section 17 Conduct of Meetings. At each meeting of the board of directors, the chairman of the board, or in the absence of the chairman, a chairman chosen by the majority of the directors present shall preside.

ARTICLE IV

Notices

Section 1. Type of Notice. Whenever, under the provisions of the statutes, the certificate of incorporation or these bylaws, notice is required to be given to any director, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director, at his address as it appears on the records of the corporation (unless prior to the mailing of such notice he shall have filed with the secretary a written request that notices intended for him be mailed to some other address designated in the request) with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that, in the case of notice of a special meeting of the board of directors, if such meeting is to be held within seven calendar days after the date of such notice, notice shall be deemed given as of the date such notice shall be accepted for delivery by a courier service that provides “opening of business next day” delivery, so long as at least one attempt shall have been made, on or before the date such notice is accepted for delivery by such courier service, to provide notice by telephone to each director at his principal place of business and at his principal residence. Notice to directors may also be given by telegram, telecopier, by personal delivery, telephone or other means of electronic transmission and shall be deemed given at the time confirmation of the transmission is obtained by the company.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice or a waiver of notice by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless or other form of recorded communication may constitute such a waiver.

Section 3. Authorized Notices. Unless otherwise specified herein, the secretary or such other person or persons as the chief executive officer designates shall be authorized to give notices for the corporation.

ARTICLE V
Officers

Section 1. Description. The elected officers of the corporation shall be a president (who shall be a director), one or more vice presidents, with or without such descriptive titles as the board of directors shall deem appropriate, a secretary, a treasurer, and a controller and, if the board of directors so elects, a chairman of the board (who shall be a director). The board of directors by resolution shall also appoint one or more assistant secretaries, assistant treasurers, assistant controllers and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices may be held by the same person.

Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V.

Section 3. Salaries. The board of directors shall fix all salaries of all elected officers of the corporation.

Section 4. Term. An officer of the corporation shall hold office until he resigns or his successor is chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. The board of directors shall fill any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise.

Section 5. Duties of the Chairman. The chairman of the board shall preside when present at all meetings of the board of directors. He shall advise and counsel the president and other officers of the corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the board of directors.

Section 6. Duties of the President and Chief Executive Officer. The president shall be the chief executive officer of the corporation, and, subject to the provisions of these bylaws, shall have general supervision of the affairs of the corporation and shall have general and active control of all its business. He shall have general authority to execute bonds, deeds and contracts in the name of the corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these bylaws; to remove or to suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority that shall have elected or appointed him, any officer subordinate to the president, and, in general, to exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided in these bylaws. In the absence of the president, his duties shall be performed and his powers may be exercised by such other officer as he shall designate in writing or (failing such designation) by the executive committee (if any has been appointed) or such officer as it shall designate in writing, subject, in either case, to review and superseding action by the board of directors.

Section 7. Duties of the Vice President-Finance. There may be designated a vice president finance, who, if so designated, shall be the chief financial and accounting officer of the corporation. He shall have active control of and responsibility for all matters pertaining to the financial affairs of the corporation and its subsidiaries. His authority shall include the authorities of the treasurer and controller. He shall be responsible for approval of all filings with governmental agencies. He shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged. He shall report to the president and to the executive committee and the board of directors of the corporation at their request on all financial matters of the corporation.

Section 8. Duties of Vice Presidents and Assistant Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board, or in the absence of any designation, in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

Section 9. Duties of Secretary and Assistant Secretaries. The secretary or an assistant secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall be under the supervision of the president and shall perform such other duties as may be prescribed by the president. The secretary shall have charge of the seal of the corporation and have authority to affix the seal to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the secretary or treasurer or an assistant secretary or assistant treasurer, which may be a facsimile. The secretary shall keep and account for all books, documents, papers and records of the corporation except those for which some other officer or agent is properly accountable. The secretary shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of the secretary of a corporation.

Assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall assist the secretary, and in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 10. Duties of Treasurer and Assistant Treasurers. The treasurer shall have the responsibility for and custody over all assets of the corporation, and the responsibility for handling of the liabilities of the corporation. He shall cause proper entries of all receipts and disbursements of the corporation to be recorded in its books of account. He shall have the responsibility for all matters pertaining to taxation and insurance. He shall have the authority to endorse for deposit or collection, or otherwise, all commercial paper payable to the corporation, and to give proper receipts or discharges for all payments to the corporation. He shall be responsible for all terms of credit granted by the corporation and for the collection of all its accounts. He shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged. The treasurer shall be under the supervision of the vice president-finance and he shall perform such other duties as may be prescribed to him by the vice president-finance, if one be designated.

Assistant treasurers, in the order of their seniority, shall assist the treasurer, and in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.

Section 11. Duties of Controller and Assistant Controllers. The controller shall be responsible for all matters pertaining to the accounts of the corporation, its subsidiaries and divisions, with the supervision of the books of account, their installation, arrangement and classification. The controller shall maintain adequate records of all assets, liabilities and transactions; see that an adequate system of internal audit thereof is currently and regularly maintained; coordinate the efforts of the corporation’s independent public accountants in its external audit program; receive, review and consolidate all operating and financial statements of the corporation and its various departments and subsidiaries; and prepare financial statements, reports and analyses. The controller shall have supervision of the accounting practices of the corporation and of each subsidiary and division of the corporation, and shall prescribe the duties and powers of the chief accounting personnel of the subsidiaries and divisions. The controller shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports. The controller shall initiate and enforce accounting measures and procedures whereby the business of the corporation and its subsidiaries and divisions shall be conducted with the maximum efficiency and economy. The controller shall have all other powers customarily appertaining to the office of controller, except to the extent otherwise limited or enlarged. The controller shall be under the supervision of the vice president-finance, if one be designated.

The assistant controllers, in the order of their seniority, shall assist the controller, and if the controller is unavailable, perform the duties and exercise the powers of the controller.

ARTICLE VI
Indemnification

Section 1. Damages and Expenses. (a) The corporation shall indemnify every person (including such person’s heirs, executors and administrators) who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or any of its direct or indirect wholly-owned subsidiaries or, while a director, officer, employee or agent of the corporation or any of its direct or indirect wholly-owned subsidiaries, is or was serving at the request of the corporation or any of its direct or indirect wholly-owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, penalties, other liabilities and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws, provided that the corporation shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the corporation or any of its direct or indirect wholly-owned subsidiaries or the directors of the corporation or any of its direct or indirect wholly-owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless the board of directors of the corporation shall have previously approved the bringing of such action, suit or proceeding. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the corporation or any of its direct or indirect wholly-owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the corporation or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his conduct was unlawful.

(b) Expenses incurred by an officer or director of the corporation or any of its direct or indirect wholly-owned subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 1. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the corporation’s certificate of incorporation, the certificate of incorporation or bylaws or other governing documents of any direct or indirect wholly-owned subsidiary of the corporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 1.

Section 2. Prepaid Expenses. Subject in all respects to Section 1(b) above of this Article VI, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case.

Section 3. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 4. Mergers. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 5. Suits for Indemnification. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the corporation, the person may file suit to recover the unpaid amount of such claim and, if successful, in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim.

Section 6. Offsets to Indemnification. The corporation’s obligation, if any, to indemnify or to advance expenses to any person who was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

ARTICLE VII
Certificates Representing Stock

Section 1. Rights to Certificate. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, the president or a vice president and by the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. New Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Record Date. The board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, which (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be fewer than 10 nor more than 60 days before the date of the meeting, and (ii) in the case of any other lawful action, shall not be more than sixty (60) days prior to such action. If there is no record date fixed by the board of directors (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholder shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE VIII
General Provisions

Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or other securities.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. Checks. All checks or demands for money and promissory notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time prescribe.

Section 5. Corporate Contracts and Instruments. The president, any vice president, the secretary or the treasurer may enter into contracts and execute instruments on behalf of the corporation. The board of directors, the president or any vice president may authorize any officer or officers, and any employee or employees or agent or agents of the corporate or any of its subsidiaries, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6. Fiscal Year. The fiscal year of the corporation shall end December 31 of each year, unless subsequently redetermined by the board of directors.

Section 7. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 8. Certificate of Incorporation. These bylaws are subject to the terms of the certificate of incorporation of the corporation.

ARTICLE IX
Amendments

Section 1. Amendment by Directors. Except any amendment to this Article IX and to Article II, Section 4, Article III, Section 3, Article III, Section 6, Article VI, Section 1 and Article IV, Section 1 of these bylaws, or any of such provisions, which shall require approval by the affirmative vote of directors representing at least 75% of the number of directors provided for in accordance with Article III, Section 2, and except as otherwise expressly provided in a bylaw adopted by the stockholders, the directors, by the affirmative vote of a majority of the whole board and without the assent or vote of the stockholders, may at any meeting, make, repeal, alter, amend or rescind any of these bylaws, provided the substance of the proposed amendment or other action shall have been stated in a notice of the meeting.